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                                                                   EXHIBIT 6(b)


           I, Margaret M. McKinney, Secretary of Bankers Life Insurance Company of New York, do hereby certify that the attached is a true copy of the By-Laws of Bankers Life Insurance Company of New York as last amended and adopted by the Board of Directors by Written Consent on September 20, 1995.

           Witness my hand and the seal of said Corporation on this 23rd day of March, 1998.

                                    /s/ Margaret M. McKinney
                                    ------------------------
                                    Margaret M. McKinney
                                    Secretary


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                                               AS AMENDED SEPTEMBER 12, 1995

                                 CODE OF BYLAWS

                                       OF

                   BANKERS LIFE INSURANCE COMPANY OF NEW YORK

                           ARTICLE I - IDENTIFICATION

      1.01 The name of the corporation is Bankers Life Insurance Company of
New York.   The principal place of business is Nassau County, New York.

      1.02 The fiscal year of the corporation shall be January 1 through December 31 of each year until changed by resolution of the board of directors of the corporation.

      1.03 The seal of the corporation shall be circular in form and contain the name of the corporation, the year of its incorporation and the words "Corporate Seal, New York."

                           ARTICLE II - CAPITAL STOCK

      2.01 Certificates for shares of the corporation shall be issued to a subscriber by the secretary of the corporation when proper consideration has been paid therefor. Each certificate shall bear the holder's name, set forth the number and class of shares, be signed by the president and the secretary and shall bear the corporate seal.

      2.02 The shares of the corporation shall be transferred only on the books of the corporation upon surrender of the certificate or certificates representing the same, properly endorsed by the registered holder or by his duly authorized attorney, such endorsement or endorsement to be witnessed by one witness. The requirement for such witnessing may be waived in writing upon the form of the endorsement by the president of the corporation. The corporation shall be entitled to treat the holder of record of any shares as the holder in fact thereof, and accordingly, shall not be bound to recognize any equitable or other claim to, or interest in, such shares by any person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of New York.

                     ARTICLE III - MEETINGS OF SHAREHOLDERS

      3.01 The shareholders shall have a meeting each year to elect directors and to transact such other business as may properly come before the meeting. This meeting shall be called the annual meeting. The annual meeting of the shareholders shall be held on the second Thursday of May of each year at a time and place within or without the state of New York as may be specified in the respective notices or waivers of notice thereof.
A written or printed notice, stating the place, day,
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and hour of the annual meeting and the purpose or purposes for which it is called, shall be delivered or mailed by the secretary to each shareholder of record entitled to vote at such meeting, to such address as appears upon the records of the corporation, not fewer than ten nor more than fifty days before the date of the meeting.

      A copy of the notice of the annual meeting of shareholders, at which directors are to be elected, shall be filed in the office of the Superintendent of Insurance of the State of New York at least ten (10) days before the day of such election.

      3.02 Other meetings of the shareholders, called special meetings, may be held from time to time. Special meetings may be held in or out of the State of New York. Special meetings of the shareholders may be called by a two-thirds vote of the entire board of directors, or by the shareholders as provided by law. A written or printed notice, stating the place, day, and hour of the special meeting and the purpose or purposes for which it is called, shall be delivered or mailed by the secretary to each shareholder of record entitled to vote at such meeting, to such address as appears upon the records of the corporation, not less than ten (10) days before the date of the special meeting (unless longer notice is required by law). No business other than that specified in the notice shall be considered at any such meeting except upon unanimous consent of all shareholders entitled to notice of the special meeting.

      3.03 Notice of any meeting of the shareholders may be waived in writing by a shareholder if the waiver sets forth in reasonable detail the purpose or purposes for which the meeting is called and the time and place thereof. Attendance at any meeting, in person or by proxy, shall constitute a waiver of notice of such meeting.

      3.04 Except as may be otherwise provided in the Charter, every shareholder shall have the right at all meetings of the shareholders to one vote for each share standing in his name on the books of the corporation.

      A shareholder may vote either in person or by a proxy appointed in writing by the shareholder or his duly authorized attorney-in-fact. No proxy shall be valid after eleven months for the date of its execution unless a longer time is expressly provided therein.

      No proxy shall be effective or eligible to be voted at any meeting unless the same shall have been filed with the secretary of the corporation thirty (30) days or more before the annual meeting or any special meeting of shareholders at which the proxies are to be used; provided, however, in case any meeting of shareholders is adjourned to some future date, as referred to in this Section, any proxies filed with the secretary thirty (30) days or more before the date on which any such adjourned meeting is to be held shall be eligible and effective to be voted there at.

      Shares of the corporation standing in the name of another corporation may be voted by such officer, agent, or proxy as the board of directors of such other corporation may appoint, or as the bylaws of such other organization may prescribe.


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      3.05 At any meeting of shareholders, a majority of the shares outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum. The act of a majority of the shares represented at any meeting of shareholders at which a quorum is present shall be the act of the shareholders.

      If a quorum shall not be present in person or represented by proxy authorized and eligible to vote at any such meeting, it shall be the duty of the shareholders present to adjourn the meeting to the 1st day of the next succeeding month, and from day to day thereafter, until a quorum shall be obtained. All adjourned meetings shall be held at the hour and place set forth in notice of the meeting so adjourned. No additional notice of any kind shall be required to be given the shareholders of any such adjourned meeting or meetings.

      If, for a period of one month after the date fixed by these by-laws for the last annual meeting, there is a failure to elect a sufficient number of directors to conduct the business of the corporation, the board shall call a special meeting for the election of directors. If such special meeting is not called by the board within two weeks after the expiration of such period or if it is so called but there is a failure to elect such directors for a period of two months after the expiration of such period, holders of 10 percent of the shares entitled to vote in an election of directors may, in writing, demand the call of a special meeting for the election of directors specifying the date and month thereof, which shall not be less than sixty nor more than ninety days from the date of such written demand. The secretary of the corporation upon receiving the written demand shall promptly give notice of such meeting, or if he fails to do so within five business days thereafter, any shareholder signing such demand may give such notice. The meeting shall be held at the place fixed in the by-laws or, if not so fixed, at the office
of the corporation.   At any such special meeting called on demand of
shareholders, shareholders attending, in person or by proxy, and entitled to vote in an election of directors shall constitute a quorum for electing directors, but not for the transaction of any other business.

      3.06 Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if, before such action, a consent in writing, setting forth the action so taken, shall be signed by all shareholders, and such written consent is filed with the minutes of the proceeding of the shareholders.

      3.07 The chairman of the board of directors shall preside at all meetings of shareholders. In his absence, the president shall preside and in the president's absence, a vice president of the corporation shall preside. The secretary of the corporation, or in his absence, an assistant secretary shall act as secretary of all meetings of the shareholders. If the secretary or an assistant secretary is not present, a temporary secretary shall be elected for that particular meeting. The secretary of the meeting shall keep a faithful record of the proceedings of such meetings and, if not the secretary of the corporation, shall immediately turn over such records to the secretary of the corporation.

                       ARTICLE IV - THE BOARD OF DIRECTORS

      4.01 The number of directors of the corporation shall be not less than nine (9) and not more than thirteen (13) as the board shall from time to time by resolution designate. At all times,
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not less than the larger of four or one-third of the directors shall be persons who are not officers or employees of the corporation or of any entity controlling or controlled by, or under common control with the corporation and who are not beneficial owners of a controlling interest in the voting stock of the corporation or any such entity.

      A majority of the directors shall constitute a quorum for the transaction of business as long as one member is a person who is not an employee of the corporation or of any entity controlling or controlled by, or under common control with the corporation and who is not a beneficial owner of a controlling interest in the voting stock of the corporation or any such entity

      4.02 The board of directors shall each year have four regular meetings at such time as directed by the chairman of the board at such place as a majority of the board may designate. One of said meetings shall be deemed the annual meeting. The annual meeting shall be held within six months after the close of each fiscal year but after the annual meeting of the shareholders. Other meetings of the directors, called special meetings, may be called and held from time to time. A written or printed notice, stating the place, day, and hour of the meeting and the purpose or purposes for which it is called, shall be delivered or mailed by the secretary to each director to such address as appears upon the records of the corporation, not less than five (5) days before the date of the meeting.

      4.03 Notice of any meeting of the directors may be waived in writing by a director if the waiver sets forth in reasonable detail the purpose or purposes for which the meeting is called and the time and place thereof. Attendance at any meeting, in person or by proxy, shall constitute a waiver of notice of such meeting.

      4.04 Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if, before such action, a consent in writing, setting forth the action so taken, shall be signed by all directors, and such written consent is filed with the minutes of the proceeding of the board.

      4.05 Each director shall be elected for a term of one year and until his successor is duly elected and qualified, unless sooner removed as provided for by applicable laws. In case any vacancy shall occur in the membership of the board of directors caused by an increase in the number of directors, the vacancy shall be filled by a majority vote of the remaining members of the board until the next annual meeting of shareholders. A vacancy in the membership of the board of directors caused by death, retirement, resignation, or disqualification, shall be filled by a majority vote of the remaining members of the board for the unexpired term of such directorship.

      4.06 The maximum age at the time of election or reelection of a director shall be 71 years. Any director shall retire as an active director at the annual meeting of shareholders next following his 71st birthday.

      4.07 The directors, acting as a board, shall manage, control and conduct the business and affairs of the corporation and shall exercise all such powers of the corporation and do all such lawful acts and things necessary or expedient in the control and management thereof, as are not by statute
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or by these by-laws directed or required to be exercised or done by the shareholders. The directors may adopt such rules and regulations for the conduct of their meeting and the management of the corporation as they deem proper, not inconsistent with the Constitution or laws of the State of New York or of the United States or with the Charter of this corporation. They shall provide a suitable home office for the corporation in the State of New York and may provide such offices elsewhere as they deem necessary. The board of directors shall have such other powers and duties as are necessary or incident to their office.

                         ARTICLE V - STANDING COMMITTEES

      5.01 The standing committees of the board of directors shall consist of an Executive Committee and an Audit Committee.

      5.02 The Executive Committee shall consist of three or more directors, one-third of whom shall be persons who are not officers or employees of the corporation or of any entity controlling or controlled by, or under common control with the corporation and who are not beneficial owners of a controlling interest in the voting stock of the corporation or any such entity. The Executive Committee shall be vested with the power of the board of directors during intervals when the board is not in session to the extent permitted by law and not otherwise prescribed in these by-laws. The purpose of the Executive Committee shall include, but not be limited to, exercise of general control and supervision of the financial affairs of the corporation, including the purchase and sale of securities and the management of the assets of the corporation. The committee shall have the authority to adopt rules regulating the custody and safekeeping of such assets. It may authorize expenditures in connection with the investments of the corporation. Every purchase, sale, exchange or conversion of real estate, stocks, bonds or other securities and the making or purchase of every collateral or mortgage loan or other investment must be authorized or approved by the Executive Committee in accordance with the requirements of the Insurance Law of the State of New York. No such purchase or sale shall be made without the consent of all the members of the committee.

      5.03 The Audit Committee shall consist solely of three or more directors who are not officers or employees of the corporation or of any entity controlling or controlled by, or under common control with the corporation and who are not beneficial owners of a controlling interest in the voting stock of the corporation or any such entity. The committee shall have responsibility for recommending the selection of independent certified public accountants, reviewing the company's financial condition, the scope and results of the independent audit and any internal audit, nominating candidates for director for election by shareholders or policyholders, evaluating the performance of officers deemed by such committee to be principal officers of the company and recommending to the board of directors the selection and compensation of such principal officers and recommending to the board of directors any plan to issue options to its officers and employees for the purchase of shares of stock.

      5.04 Each standing committee shall elect its own chairman and secretary, and shall convene on the call of the chairman of the committee or the chairman of the board. All standing committees shall keep minutes of their meetings and shall submit a report to the board of directors at its next meeting. The standing committees shall have the power to make rules and regulations not
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inconsistent or in conflict with the Charter and by-laws concerning the conduct of the business entrusted to them. Total membership of each standing committee shall constitute a quorum for the transaction of any business at any meeting as long as one such member is a person who is not an officer or employee of the corporation or of any entity controlling or controlled by, or under common control with the corporation and who are not beneficial owners of a controlling interest in the voting stock of the corporation or any such entity.

      5.05 The members of the standing committees shall be elected at each annual meeting of the directors or at any adjourned meeting thereof by vote of the majority of the board of directors present at such meeting.

      5.06 The members of the standing committee shall hold office until the next annual meeting following their election and until their successors have been elected.

                    ARTICLE VI - OFFICERS OF THE CORPORATION

      6.01 At its annual meeting, the board of directors shall elect a president, one or more vice presidents (if the board deems such offices necessary), a secretary and a treasurer. The board of directors, in its discretion, may appoint a chairman of the board, a chief executive officer, a chief administrative officer and such assistants and other officers as the business of the corporation may require. Each officer shall hold office for one year and until his successor is elected and qualified or until his resignation, death or removal. Any two or more offices may be held by the same person, except the offices of president and secretary.

      6.02 The chairman of the board or, in his absence, the president, shall preside over all meetings of the board of directors and perform such other duties as may be required by the board of directors.

      6.03 Subject to any duties that may be given by the board of directors to the chairman of the board, the chief executive officer shall be the chief executive officer of the corporation, shall direct the policies and management of the corporation and shall perform all duties commonly incident to such office and such other duties as the board may prescribe or as prescribed by law.

      6.04 The president shall be the chief executive officer of the corporation if a chief executive officer has not been appointed by the board. The president shall discharge all the duties inherent to a presiding officer and perform such other duties as from time to time may be assigned to him by the board of directors or as prescribed by law.

      6.04 The chief administrative officer, in the absence of the president shall have general charge and control of the business affairs of the corporation and shall perform all duties commonly incident to the office of the president of the corporation and perform such other duties as the board may prescribe.

      6.05 The vice-president shall perform all duties incumbent upon the chief administrative officer during his absence or disability and shall perform such other duties as the bylaws may
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require, or the board of directors may prescribe. If the board of directors shall elect more than one vice president, the vice presidents shall serve in the capacity of chief administrative officer during his absence or disability in the order designated at the time of their election or in the absence of any such designation, in the order of their election. The vice president shall also perform such other duties as from time to time may be assigned to him by the board of directors.

      6.06 The secretary shall keep the minutes of all meetings of the shareholder and the board of directors; see that all notices are duly given in accordance with these bylaws; act as custodian of the corporate records and the corporate seal and perform all duties incidental to the office of secretary. The secretary shall perform such other duties as may be required by the board, the chairman of the board or the president.

      6.07 The treasurer shall have custody of the corporate funds and securities; deposit the funds of the corporation to the credit of the corporation in the banks authorized or approved by the board of directors and perform all the duties incidental to the office of treasurer. The treasurer shall also perform such other duties as may be required by the board of directors, the chairman of the board, or the president.

      6.07 Any elective officer of the corporation may be removed either for or without cause, at any time by a majority vote of the entire board of directors. A vacancy in any office shall be filled by the board of directors without undue delay at its regular meeting or at a meeting specifically called for that purpose.

                           ARTICLE VII - MISCELLANEOUS

      7.01 All contracts and agreements entered into by the corporation and all checks, drafts, bills of exchange, and orders for the payment of money shall, in the conduct of the ordinary course of business of the corporation, unless otherwise directed by the board of directors or unless otherwise required by law, be signed by the president, the secretary or the treasurer.

      7.02 The right and power to amend, alter, and repeal the bylaws from
time to time is expressly reserved to the board of directors.   Amendments
may be adopted at any regular or special meeting of the board by the favorable vote of two-thirds of the entire board.

                         ARTICLE VIII - INDEMNIFICATION

      8.01 (a) To the extent not prohibited by applicable law, the Company shall indemnify and hold harmless any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer or employee of the Company, or who is or was serving at the request of the Company as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise or entity, from and against any and all liability and expenses (including attorney's fees), judgments, fines and amount paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to the best interest of the Company and, with respect
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to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

           (b) To the extent not prohibited by applicable law, the Company shall indemnify and hold harmless any person who was or is a party, or it threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the company to procure a judgment in its favor by reason of the fact that he is or was a director, officer or employee of the Company, or who is or was serving at the request of the Company as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise or entity, from and against any expenses (including attorneys' fees), actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company, unless, and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

           (c) To the extent that a director, officer or employee of the Company or any person who is or was serving at the request of the Company as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise or entity, has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in paragraphs (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

      8.02 Determination of Right to Indemnification. Any indemnification under paragraphs (a) and (b) of Section 8.01 (unless ordered by a court) shall be made by the Company only as author in the specific case, upon a determination that indemnification of the director, officer or employee is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (a) and (b) of Section 8.01. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders.

      8.03 Advances. To the extent not prohibited by applicable law, expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding, as authorized by the Board of Directors in the specific case, upon receipt of an undertaking by or on behalf of the director, officer or employee who is or was serving at the request of the Company as a director, officer or employee of another

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corporation, partnership, joint venture, trust or other enterprise or entity, to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the Company as authorized in this Article of these Bylaws.

      8.04 Exclusivity. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any agreement, resolution, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer or employee, or person who was serving at the request of the Company as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise or entity, and shall enure to the benefit of the heirs, executors and administrators of such a person.

      8.05 Insurance. The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Company, or who is or was serving at the request of the Company as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise or entity, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of this Article of these Bylaws or otherwise.